Exhibit 99.1

Crystal River Capital, Inc.

Three World Financial Center
200 Vesey Street, 10th Floor
New York, New York 10281-1010

FOR IMMEDIATE RELEASE

WEDNESDAY, MAY 6, 2009

Crystal River’s management will host a dial-in teleconference to review its first quarter 2009 financial results on
May 7, 2009 at 9:00 a.m. (EDT). The teleconference can be accessed by dialing 888-221-9542 or 913-312-0641 (International). A replay of the recorded teleconference will be available through May 21, 2009. The replay can be accessed by dialing 888-203-1112 or 719-457-0820 (International) and entering passcode 7542945. A live audio webcast of the call will be accessible on the Company’s website, www.crystalriverreit.com, via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

CRYSTAL RIVER REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

DECLARES SECOND QUARTER 2009 DIVIDEND OF $0.10 PER SHARE

NEW YORK, NY—May 6, 2009—Crystal River Capital, Inc. (“Crystal River” or the “Company”) (OTCBB: CYRV) today announced its results for the quarter ended March 31, 2009.

Separately, the Company announced that its Board of Directors has declared a second quarter 2009 dividend of $0.10 per share.

For additional information, please refer to Crystal River’s letter to stockholders, which has been posted to the Investor Relations section of the Company’s website at www.crystalriverreit.com.

I.            FIRST QUARTER UPDATE

•                 Liquidity and leverage update: After eliminating its repurchase agreement debt in the fourth quarter of 2008, Crystal River continued its focus on reducing leverage by decreasing the amount drawn under the Company’s revolving credit facility to $28.9 million at March 31, 2009 from $32.9 million at December 31, 2008.

•                 Operating results: The net loss for the quarter ended March 31, 2009 totaled $10.0 million, or $0.40 per share, compared to a net loss of $137.7 million, or $5.56 per share, for the first quarter of 2008 and a net loss of $37.1 million, or $1.48 per share, for the fourth quarter of 2008. The primary contributors to the first quarter 2009 net loss were a $5.8 million impairment charge against the Company’s available-for-sale securities and a $9.9 million net decrease in assets and liabilities valued under fair value option, which was partially offset by realized and unrealized gains on derivatives totaling $3.9 million. Finally, the Company also recorded a $6.8 million loan loss allowance on its real estate loan holdings during the quarter ended March 31, 2009.

Operating Earnings (defined below) for the quarter ended March 31, 2009 totaled $8.5 million, or $0.34 per share, compared to $19.5 million, or $0.79 per share, for the first quarter of 2008 and $17.1 million, or $0.68 per share, for the fourth quarter of 2008. The decrease compared to the first quarter of 2008 was primarily attributable to lower interest income resulting from the sale of the Company’s Agency MBS portfolio in 2008. The decrease compared to the fourth quarter of 2008 was primarily attributable to lower principal payment receipts on previously written-off residential mortgage-backed securities.

•                 Dividend coverage: Cash flow from operations for the first quarter of 2009 represented in excess of two times coverage of the current dividend of approximately $2.5 million, and the remainder was used to pay down liabilities.

Dividend Information

Crystal River announced that its Board of Directors declared a cash distribution for the quarter ended June 30, 2009 of $0.10 per share of common stock. The cash distribution will be paid on July 31, 2009 to stockholders of record as of the close of business on June 30, 2009.

In setting the dividend, the Board of Directors considered a number of factors, including, but not limited to, operating results, taxable income and REIT qualification requirements, available tax losses, economic conditions, capital requirements, liquidity, retention of capital and other operating trends. Given the variability of these considerations, the Board of Directors will continually reevaluate these factors when determining future dividends.

About Crystal River

Crystal River Capital, Inc. (OTCBB: CYRV) is a specialty finance REIT. The Company invests in commercial real estate, real estate loans, and real estate—related securities, such as commercial and residential mortgage-backed securities. For more information, visit www.crystalriverreit.com.

COMPANY CONTACT
Jody Sheu
Crystal River Capital, Inc.
(212) 549-8346
jsheu@crystalriverreit.com
[CRZ-F]

II.            CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets (Unaudited)

	March 31,	December 31,	March 31,
(in thousands, except share and per share data)	2009	2008	2008
ASSETS
Available-for-sale securities, at fair value	$53,562	$72,916	$355,528
Real estate loans	2,514	9,034	50,768
Real estate loans held for sale	5,058	5,058	107,345
Commercial real estate, net	226,632	228,259	233,137
Other investments	1,550	1,550	1,550
Intangible assets	74,132	75,541	79,765
Cash and cash equivalents	1,499	6,239	8,664
Restricted cash	25,186	26,107	27,455
Receivables	7,434	7,297	16,835
Rent enhancement receivable, related party	13,198	13,828	15,665
Due from broker	—	—	393,566
Prepaid expenses and other assets	296	939	2,177
Deferred financing costs, net	1,514	1,533	2,152
Total Assets	$412,575	$448,301	$1,294,607
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Accounts payable, accrued expenses and other	$3,826	$2,652	$728
Due to manager	—	—	693
Due to affiliate	—	—	439
Dividends payable	2,511	2,511	16,835
Intangible liabilities	70,895	72,265	76,375
Repurchase agreements	—	—	408,677
Collateralized debt obligations	35,521	45,429	182,769
Junior subordinated notes	51,550	51,550	51,550
Mortgages payable	219,380	219,380	219,380
Senior mortgage-backed notes, related party	—	—	99,143
Secured revolving credit facility, related party	28,920	32,920	48,220
Interest payable	2,088	1,357	3,610
Derivative liabilities	47,067	57,646	53,545
Total Liabilities	461,758	485,710	1,161,964
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding	—	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 24,905,253; 24,905,252; and 24,704,945 shares issued and outstanding, respectively	25	25	25
Additional paid-in capital	564,615	564,560	563,064
Accumulated other comprehensive loss	(9,152)	(9,815)	(20,135)
Accumulated deficit	(604,671)	(592,179)	(410,311)
Total Stockholders’ Equity (Deficit)	(49,183)	(37,409)	132,643
Total Liabilities and Stockholders’ Equity (Deficit)	$412,575	$448,301	$1,294,607

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
(in thousands, except share and per share data)	March 31, 2009	Dec. 31, 2008	March 31, 2008

Revenues
Interest income — available-for-sale securities	$13,888	$24,092	$39,937
Interest income — real estate loans	458	812	2,612
Other interest and dividend income	19	124	669
Total interest and dividend income	14,365	25,028	43,218
Rental income, net	5,604	5,614	5,662
Total revenues	19,969	30,642	48,880

Expenses
Interest expense	6,533	9,241	24,268
Management fees, related party	—	(102)	667
Professional fees	444	948	668
Depreciation and amortization	3,022	3,022	3,022
Insurance expense	424	372	330
Directors’ fees	85	85	153
Public company expense	111	150	111
Commercial real estate expenses	393	356	417
Provision for loss on real estate loans	6,758	6,223	9,063
Other expenses	82	126	376
Total expenses	17,852	20,421	39,075

Other Revenues (Expenses)
Realized net gain (loss) on sale of available-for-sale securities, real estate loans and other investments	40	(215)	(3,785)
Realized and unrealized gain (loss) on derivatives	3,871	(26,496)	(43,382)
Impairment of available-for-sale securities	(5,784)	(30,576)	(67,154)
Net change in assets and liabilities valued under fair value option	(9,876)	10,800	(32,848)
Loss from equity investments	—	—	(40)
Other	(349)	(857)	(282)
Total other expenses	(12,098)	(47,344)	(147,491)

Net Loss	$(9,981)	$(37,123)	$(137,686)

Net loss per share — basic and diluted	$(0.40)	$(1.48)	$(5.56)
Weighted average shares of common stock outstanding: (1)
Basic and diluted	25,131,361	25,022,733	24,750,048
Dividends declared per share of common stock	$0.10	$0.10	$0.68

(1) Including other participating securities.

Net Investment Income (Unaudited)

	Three months ended
(in thousands, except share and per share data)	March 31, 2009	Dec. 31, 2008	March 31, 2008

Total interest and dividend income	$14,365	$25,028	$43,218
Rental income, net	5,604	5,614	5,662
Loss from equity investments	—	—	(40)
Interest expense	(6,533)	(9,241)	(24,268)

Net Investment Income	$13,436	$21,401	$24,572

Net Investment Income Per Share	$0.53	$0.86	$0.99
Weighted average shares of common stock outstanding:
Basic and diluted	25,131,361	25,022,733	24,750,048

Reconciliation of Net Loss to Operating Earnings (Unaudited)

	Three months ended
(in thousands, except share and per share data)	March 31, 2009	Dec. 31, 2008	March 31, 2008

Net Loss	$(9,981)	$(37,123)	$(137,686)

Realized net (gain) loss on sale of available-for-sale securities, real estate loans, and other investments	(40)	215	3,785
Realized and unrealized (gain) loss on derivatives	(3,871)	26,496	43,382
Impairment of available-for-sale securities	5,784	30,576	67,154
Net change in assets and liabilities valued under fair value option	9,876	(10,800)	32,848
Provision for loss on real estate loans	6,758	6,223	9,063
Depreciation and amortization	3,022	3,022	3,022
Cash settlements on economic hedges that did not qualify for hedge accounting treatment	(3,051)	(1,530)	(2,044)

Operating Earnings	$8,497	$17,079	$19,524

Operating Earnings Per Share	$0.34	$0.68	$0.79
Weighted average number of shares outstanding:
Basic and diluted	25,131,361	25,022,733	24,750,048

Comprehensive Loss (Unaudited)

	Three months ended
(in thousands)	March 31, 2009	Dec. 31, 2008	March 31, 2008

Net Loss	$(9,981)	$(37,123)	$(137,686)

Changes in OCI - securities available for sale	195	(112)	(7,983)
Realization of deferred unrealized losses on cash flow hedges	—	—	4,854
Amortization of net realized losses on cash flow hedges into interest expense	468	468	145
Comprehensive Loss	$(9,318)	$(36,767)	$(140,670)

Reconciliation of Net Loss to Estimated REIT Taxable Income (Unaudited)

(in thousands, except share and per share data)	Three months ended March 31, 2009	Three months ended March 31, 2008

GAAP net loss	$(9,981)	$(137,686)

Adjustments to GAAP net loss:
Net loss of taxable REIT subsidiary	—	495
Share-based compensation	49	(182)
Net tax adjustments related to interest income	5,602	(2,621)
Book derivative loss in excess of tax loss (income in excess of tax income)	(7,090)	12,875
Deductible REMIC losses	(9,004)	284
Capital-loss limitation	4,067	33,749
Impairment losses not deductible for tax purposes	5,784	67,154
Net change in assets and liabilities valued under fair value option	9,876	32,848
Loan loss allowance not deductible for tax purposes	6,718	9,063
GAAP-to-tax difference on rent escalation and lease amortization	(331)	(381)
Other	—	(22)
Net adjustments from GAAP net loss to estimated REIT taxable income	15,671	153,262

Estimated REIT Taxable Income	5,690	15,576

Estimated REIT Taxable Income per share(1)	$0.23	$0.63

Weighted average number of shares outstanding:
Basic and diluted	25,131,361	24,750,048

(1) As a REIT, Crystal River is required to distribute the greater of 90% of (a) its REIT taxable income and (b) the excess inclusion income generated by its CDOs.

III.                           SUPPLEMENTAL INFORMATION

Total Investment Portfolio at March 31, 2009

The following table summarizes the Company’s investment portfolio at March 31, 2009, December 31, 2008, and March 31, 2008:

	March 31, 2009			December 31, 2008			March 31, 2008
($ in millions)	Carrying Value		% Total	Carrying Value		% Total	Carrying Value	% Total
Available for sale securities
CMBS	$44.6		15.4%	$58.1		18.3%	$271.1	36.2%
Prime RMBS	6.1		2.1%	9.2		2.9%	56.3	7.5%
Subprime RMBS	2.9		1.0%	5.6		1.8%	28.0	3.7%
Preferred stock	0.0		0.0%	0.0		0.0%	0.1	0.0%
Direct real estate loans
Construction loans	—		—	0.4		0.1%	16.4	2.2%
Mezzanine loans	5.1	(1)	1.8%	11.2	(1)	3.5%	31.9	4.3%
Whole loans	2.5		0.9%	2.5		0.8%	109.8	14.7%
Commercial real estate—owned(2)	226.6		78.2%	228.3		72.1%	233.1	31.2%
Other	1.6		0.6%	1.6		0.5%	1.6	0.2%
Total	$289.4		100.0%	$316.9		100.0%	$748.3	100.0%

(1)  Includes one loan in the amount of $5.1 million held for sale.

(2)  Excludes intangible assets.

First Quarter 2009 Securities Roll-Forward Table

The table below details the impact of purchases and sales, principal paydowns, premium and discount amortization, and market value adjustments on our available-for-sale securities during the first quarter of 2009:

(in millions)	CMBS	Prime RMBS	Subprime RMBS	Total Portfolio
Carrying Value December 31, 2008	$58.1	$9.2	$5.6	$72.9
Sales	—	—	—	—
Principal paydowns	—	—	—	—
Principal loss	—	(0.3)	(0.1)	(0.4)
Amortization	0.6	0.5	—	1.1
Market value adjustments:
CDO assets	(11.0)	(1.7)	(1.7)	(14.4)
Non-CDO assets	(3.3)	(1.6)	(0.9)	(5.8)
OCI	0.2	—	—	0.2
Carrying Value March 31, 2009	$44.6	$6.1	$2.9	$53.6

COMMERCIAL REAL ESTATE (“CRE”) INVESTMENT PORTFOLIO

At March 31, 2009, Crystal River’s CRE investment portfolio totaled $229.9 million. The CRE portfolio consists of three high-quality office buildings 100% leased on a triple-net basis to JPMorgan Chase. The buildings are financed with long-term fixed-rate mortgage loans.

CRE investment portfolio at March 31, 2009:

Location	Tenant	Year of Lease Expiry	Total Area (000s Sq. Ft.)	Book Value(1) (Millions)	Mortgage Debt (Millions)	Net Book Equity (Millions)
Houston, Texas	JPMorgan Chase	2021	428.6	$59.9	$53.4	$6.5
Arlington, Texas	JPMorgan Chase	2027	171.5	21.3	20.9	0.4
Phoenix, Arizona	JPMorgan Chase	2021	724.0	148.7	145.1	3.6
Total CRE			1,324.1	$229.9	$219.4	$10.5

(1)  Book value includes intangible assets and intangible liabilities, but excludes rent-enhancement and straight-line rent receivables.

REAL ESTATE LOAN INVESTMENT PORTFOLIO

At March 31, 2009, Crystal River’s real estate loan portfolio, which consists of two mezzanine loans (one of which is held for sale), a construction loan and a whole loan, totaled $7.6 million and had a weighted average interest rate of 9.3%. Crystal River recorded a $6.8 million loan loss allowance on its real estate loan holdings during the quarter ended March 31, 2009.

Real estate loan portfolio at March 31, 2009:

	Mezzanine Loans		Construction Loans			Whole Loans		Total / WA(1)
($ in millions)	Fixed	Floating	Fixed		Floating	Fixed	Floating	Fixed		Floating
Outstanding Face Amount	$17.4	$—	$14.6		$—	$—	$2.5	$32.0		$2.5
Carrying Value	5.1	—	0.0		—	—	2.5	5.1		2.5
Amortized Cost	17.4	—	14.6		—	—	2.5	32.0		2.5
Fair Value	5.1	—	0.0		—	—	1.8	5.1		1.8
Number of Loans	2	—	1		—	—	1	3		1
Number of loans that are delinquent	1	—	1		—	—	—	2		—
WA Fixed Rate	10.12%	—	16.00	%(3)	—	—	n/a	10.12	%(4)	n/a
WA Floating Rate: Spread over LIBOR(2)	n/a	—	n/a		—	—	3.25%	n/a		3.25%

(1)  Weighted Average (“WA”).

(2)  London Interbank Offered Rate (“LIBOR”).

(3)  Construction loan has been placed on non-accrual status.

(4)  Excludes 16.00% WA fixed rate for construction loan.

CMBS INVESTMENT PORTFOLIO

CMBS portfolio by credit rating at March 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield(1)	Term (Yrs)(2)
BBB	$9.4	$9.8	63.3%	8.4
BB	6.8	6.8	94.6%	9.7
B	11.3	11.3	118.8%	7.7
Below B	15.7	16.7	154.8%	3.8
Total CMBS	$43.2	$44.6	116.5%	6.7

(1)  Yield is the implied loss-adjusted yield based on our expectation of future cash flows and the fair value of the security.

(2)  Refers to the loss-adjusted weighted average remaining life.

Credit Characteristics of CMBS portfolio by vintage at March 31, 2009:

CDO Assets:

Vintage	WA Rating(1)	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO(2)	Cumulative Loss to Date(3)
Pre-2005	B	$2.8	$2.8	$0.5	3.63%	1.54%	0.00%
2005	B+	244.8	244.8	18.3	2.61%	1.40%	0.00%
2006	B-	248.3	248.3	12.4	2.29%	1.10%	0.00%
2007	CCC-	27.9	27.9	1.3	2.69%	0.64%	0.00%
Total CMBS	B	$523.8	$523.8	$32.5	2.47%	1.22%	0.00%

(1)	Rounded to nearest rating.
(2)

“60+” means that a payment on an underlying collateral loan is more than 60 days past due; “FC” means that the collateral underlying the loan is under foreclosure; “REO” means that the collateral underlying the loan has been foreclosed and is owned by the issuing trust. Delinquency rates refer to the entire securitization.

(3)	Actual losses against securities in Crystal River’s portfolio, based on original face amount.

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	NR	$50.8	$43.3	$2.6	0.21%	1.18%	14.82%
2006	CC+	119.6	119.6	4.7	0.60%	1.37%	0.00%
2007	CC+	132.8	132.8	4.8	1.17%	1.06%	0.00%
Total CMBS	CC+	$303.2	$295.7	$12.1	0.78%	1.20%	2.48%

PRIME RMBS INVESTMENT PORTFOLIO

Prime RMBS portfolio by credit rating at March 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BB and above	$1.2	$1.2	116.1%	10.8
B	1.8	1.8	137.3%	6.1
Below B	3.0	3.1	290.9%	3.3
Total Prime RMBS	$6.0	$6.1	210.3%	5.7

Credit Characteristics of Prime RMBS portfolio by vintage at March 31, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	B	$1.9	$1.8	$0.5	0.23%	0.54%	0.00%
2004	CCC-	18.8	12.5	0.6	1.25%	12.46%	0.65%
2005	CCC	92.9	71.0	2.3	1.02%	14.30%	2.66%
Total Prime RMBS	CCC	$113.6	$85.3	$3.4	1.04%	13.74%	2.36%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2003	CC+	$1.9	$1.7	$0.2	0.00%	0.54%	0.76%
2004	CC+	3.0	1.1	—	0.00%	2.24%	61.17%
2005	CC+	93.5	61.2	1.9	0.44%	8.48%	7.18%
2006	CC+	4.0	3.8	0.2	0.43%	1.91%	0.00%
2007	CC+	17.1	14.2	0.4	0.14%	2.93%	20.32%
Total Prime RMBS	CC+	$119.5	$82.0	$2.7	0.37%	6.97%	8.40%

SUBPRIME RMBS INVESTMENT PORTFOLIO

Subprime RMBS portfolio by credit rating at March 31, 2009:

			Weighted Average
($ in millions)	Amortized Cost	Carrying Value	Yield	Term (Yrs)
BBB	$0.9	$0.9	58.0%	4.5
BB	0.1	0.1	191.2%	2.4
B	0.2	0.2	33.1%	16.1
Below B	1.6	1.7	333.2%	4.0
Total Subprime RMBS	$2.8	$2.9	223.0%	4.9

Credit Characteristics of Subprime RMBS portfolio by vintage at March 31, 2009:

CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	CC+	$78.8	$53.6	$1.1	4.92%	32.07%	11.41%
Total Subprime RMBS	CC+	$78.8	$53.6	$1.1	4.92%	32.07%	11.41%

Non-CDO Assets:

Vintage	WA Rating	Original Face Amount	Outstanding Face Amount	Carrying Value	Principal Subordination	Delinquency 60+/FC/REO	Cumulative Loss to Date
2005	BB	$23.6	$16.2	$0.6	0.30%	35.50%	15.87%
2006	B-	25.2	22.0	0.7	2.54%	30.68%	12.27%
2007	NR	9.1	9.1	0.5	2.13%	28.46%	0.00%
Total Sub-prime RMBS	CCC-	$57.9	$47.3	$1.8	1.70%	31.90%	11.79%

Financing Details

The following table shows the Company’s available-for-sale securities, real estate loans, other investments and other assets as of March 31, 2009 and the different lines used to finance such assets, categorized by (i) CDO debt, (ii) other term debt, such as mortgage loans on commercial real estate and trust preferred securities and (iii) the Company’s secured revolving credit facility:

	Assets	Debt
		CDO	Other Term	Funding
($ in millions)	Carrying Value	Debt(1)	Debt	Facility
CMBS	$44.6	$31.3	$—	$—
Prime RMBS	6.1	3.2	—	—
Subprime RMBS	2.9	1.0	—	—
Real estate loans	7.6	—	—	9.3
Commercial real estate	226.6	—	219.4	19.6
Trust Preferred Securities	—	—	51.6	—
Other	124.8	—	—	—
Total	$412.6	$35.5	$271.0	$28.9

(1)                               CDO debt has been allocated based upon the asset mix within the Company’s CDOs.

CDO and Non-CDO Assets

The table below summarizes the breakdown of our available-for-sale securities between assets held by non-recourse securitization subsidiaries financed by CDO debt and assets held directly at March 31, 2009:

($ in millions)	Consolidated Carrying Value	CDO Assets	Non-CDO Assets
CMBS	$44.6	$32.5	$12.1
Prime RMBS	6.1	3.4	2.7
Subprime RMBS	2.9	1.1	1.8
Total	$53.6	$37.0	$16.6

Our securitized assets are held by two non-recourse securitization subsidiaries financed by CDO debt.  The table below details the assets and liabilities of these securitizations at March 31, 2009:

($ in millions)	Consolidated Outstanding Face Amount	Consolidated Carrying Value	CDO I	CDO II
CMBS	$523.8	$32.5	$7.5	$25.0
Prime RMBS	85.3	3.4	3.4	—
Subprime RMBS	53.6	1.1	1.1	—
Receivables, cash and other assets	—	4.4	1.8	2.6
Collateralized debt obligations	(461.7)	(35.5)	(11.1)	(24.4)
Derivative and other liabilities, net	—	(31.9)	(4.4)	(27.5)
Net Equity	$201.0	$(26.0)	$(1.7)	$(24.3)

OTHER INFORMATION

The Company will file a Form 10-Q for the quarter ended March 31, 2009 with the Securities and Exchange Commission. Please read the Form 10-Q carefully as it will contain Crystal River’s consolidated financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations. The Form 10-Q also will be made available under the Investor Relations section of Crystal River’s website at www.crystalriverreit.com.

Definition of Operating Earnings

This press release and accompanying financial information make reference to Operating Earnings on a total and per share basis. The Company considers its Operating Earnings to be income after operating expenses but before loan loss provisions, realized and unrealized gains and losses, hedge ineffectiveness, foreign currency exchange impact, loss on impairment of assets, commercial real estate depreciation and amortization and net change in assets and liabilities valued under fair value option. The Company believes that Operating Earnings provides useful information to investors because it views Operating Earnings as an effective indicator of the Company’s profitability and financial performance over time. Operating Earnings can and will fluctuate based on changes in asset levels, funding rates, available reinvestment rates, expected losses on credit-sensitive positions and the return on the Company’s investments as the underlying assets are carried at estimated fair value. The Company has provided the components of Operating Earnings and a full reconciliation from net loss to Operating Earnings with the financial statements accompanying this press release. Operating Earnings is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Net Investment Income

This press release and accompanying financial information make reference to Net Investment Income. The Company considers its Net Investment Income to be total revenues, including income (loss) from equity investments, less interest expense. The Company believes that Net Investment Income provides useful information to investors because it represents the largest component of the Company’s Operating Earnings, which management believes is an effective indicator of the Company’s profitability and financial performance over time. The Company provides the components of Net Investment Income with the financial statements accompanying this press release. Net Investment Income is a non-GAAP measure that does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Definition of Estimated REIT Taxable Income

Estimated REIT Taxable Income is a non-GAAP financial measure and does not purport to be an alternative to net loss determined in accordance with GAAP as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Estimated REIT Taxable Income excludes the net loss of Crystal River’s domestic taxable REIT subsidiary. This non-GAAP financial measure is important to Crystal River and its stockholders because, as a real estate investment trust, we are required to pay substantially all of our REIT taxable income in the form of distributions to our stockholders and Estimated REIT Taxable Income is an effective indicator of the total amount of REIT taxable income available for distributions. Because not all REITs use identical calculations, this presentation of Estimated REIT Taxable Income may not be comparable to other similarly titled measures prepared and reported by other companies. The Company provides a full reconciliation from net loss to Estimated REIT Taxable Income with the financial statements accompanying this press release.

Forward-Looking Information

This news release, and our public documents to which we refer, contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to our future financial results and future dividend payments. Forward-looking statements that are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “should,” “intend,” or similar terms or variations on those terms or the negative of those terms. Although we believe that the expectations contained in any forward-looking statement are based on reasonable assumptions, we can give no assurance that our expectations will be attained. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements include, but are not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the effectiveness of our hedging strategies, the availability of mortgage-backed securities and other targeted investments for purchase and origination, the availability and cost of capital for financing future investments and, if available, the terms of any such financing, changes in the market value of our assets, future margin reductions and the availability of liquid assets to post additional collateral, changes in business conditions and the general economy, competition within the specialty finance sector, changes in government regulations affecting our business, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and other risks disclosed from time to time in our filings with the Securities and Exchange Commission. For more information on the risks facing the Company, see the risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which we filed with the SEC on March 3, 2009, and the risk factors in Exhibit 99.1 to our Form 10-Q for the period ended March 31, 2009, which we expect to file with the SEC on or before May 11, 2009. We do not undertake, and specifically disclaim any obligation, to publicly release any update or supplement to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.